Exhibit 99

FOR IMMEDIATE RELEASE
December 18, 2014

Cintas Corporation Announces Fiscal 2015 Second Quarter Results

CINCINNATI, December 18, 2014 -- Cintas Corporation (Nasdaq: CTAS) today reported revenue for its second quarter ended November 30, 2014, of $1.12 billion, which was approximately the same total as last year’s second quarter. This year’s second quarter revenue does not include any Document Shredding revenue as a result of the transaction with Shred-it International Inc. (the “Shred-it Transaction”) that closed on April 30, 2014, whereas last year’s second quarter does. Organic growth, which adjusts for the impacts of acquisitions, foreign currency and the Shred-it Transaction, was 7.2%.

Operating income for the fiscal 2015 second quarter was $181.2 million, an increase of 19.0% compared to last fiscal year’s second quarter. Net income for the fiscal 2015 second quarter was $120.4 million, and earnings per diluted share (EPS) for the fiscal 2015 second quarter were $1.00. Fiscal 2015 second quarter EPS was positively impacted by $0.14 from discontinued operations, which included a gain from the sale of Cintas’ Document Storage and Imaging business. The sale of the Document Storage and Imaging business was previously announced by Cintas in a press release dated November 6, 2014. Fiscal 2015 second quarter EPS from Continuing Operations was $0.86, which is an increase of 24.6% over last fiscal year’s second quarter EPS from Continuing Operations of $0.69. Operating income, net income and EPS are discussed in more detail in the Fiscal 2015 Second Quarter Results section below.

“We are pleased with our second quarter results and remain encouraged by the solid first half of fiscal 2015,” said Scott D. Farmer, Cintas’ Chief Executive Officer. “As was the case in our first quarter, our second quarter organic revenue growth was very good, with Rental operating segment revenue growing organically by 8.1% and First Aid, Safety and Fire Protection operating segment revenue growing organically by 12.1%. Our employees, who we call partners, have executed our game plan very effectively, and we are focused on continuing these efforts during the second half of fiscal 2015.”

FISCAL 2015 SECOND QUARTER RESULTS

The table below labeled “2nd Quarter Revenue Results” presents second quarter revenue for Cintas, reflecting the sale of the Document Storage and Imaging business and presented to exclude fiscal 2014 second quarter Document Shredding revenue. Effective April 30, 2014, Cintas entered into a partnership transaction with the shareholders of Shred-it International Inc. (“Shred-it”) to combine Cintas’ Document Shredding business with Shred-it’s Document Shredding business. Subsequent to the closing of the Shred-it Transaction, Cintas no longer includes Document Shredding revenue in its reported revenue. As a result, we believe that revenue excluding Document Shredding revenue is more representative of the ongoing revenue of Cintas.

2nd Quarter Revenue Results (dollar amounts in millions)	Q2, FY15 (see Note 1)	Q2, FY14 (see Note 1)	Growth %	Organic Growth % (see Note 2)

Rental Uniforms and Ancillary Products	$865.4	$804.3	7.6%	8.1%
Uniform Direct Sales	117.5	121.9	(3.6)%	(3.2)%
First Aid, Safety and Fire Protection	140.5	124.6	12.7%	12.1%
Revenue, excluding Document Shredding	$1,123.4	$1,050.8	6.9%	7.2%
Document Shredding - (see Note 3)	—	73.1	—	—
Total Cintas Revenue	$1,123.4	$1,123.9	—%	7.2%

Note 1 - Both fiscal 2015 and 2014 second quarter revenue reflect the change in classification of the Document Storage and Imaging business to discontinued operations, and as a result, no revenue amounts are included in either period.

Note 2 - Organic growth reflects the revenue growth for the second quarter of fiscal 2015 when adjusting for the impact of acquisitions, foreign currency and the Shred-it Transaction, compared to the second quarter of fiscal 2014.

Note 3 - As a result of the Shred-it Transaction, Cintas no longer includes Document Shredding revenue in its reported revenue. However, the fiscal 2014 second quarter Document Shredding revenue must continue to be included in the reported fiscal 2014 second quarter revenue in accordance with generally accepted accounting principles (“GAAP”).

The tables below show revenue, gross margin, operating income, net income and EPS for the second quarter of fiscal 2015 and fiscal 2014, as reported and as adjusted. The adjustments between results as reported and as adjusted are explained below. We present revenue, gross margin, operating income, net income from continuing operations and EPS from continuing operations, as adjusted, because we believe they are more representative of the ongoing performance of Cintas.

Q2, Fiscal 2015	As Reported (see Note 1)	Document Shredding Impact (see Note 2)	As Adjusted	Percent of Revenue
(dollar amounts in millions, except EPS)

Revenue	$1,123.4	$—	$1,123.4	100.0%
Gross Margin	481.4	—	481.4	42.9%
Operating Income	181.2	(0.4)	181.6	16.2%
Net Income, continuing operations	103.4	(0.3)	103.7	9.2%

EPS, continuing operations	$0.86	$—	$0.86

Q2, Fiscal 2014	As Reported (see Note 1)	Document Shredding Impact (see Note 2)	As Adjusted	Percent of Revenue
(dollar amounts in millions, except EPS)

Revenue	$1,123.9	$73.1	$1,050.8	100.0%
Gross Margin	467.1	32.7	434.4	41.3%
Operating Income	152.2	1.7	150.5	14.3%
Net Income, continuing operations	84.5	1.0	83.5	7.9%

EPS, continuing operations	$0.69	$0.01	$0.68

Note 1 - The “As reported” figures for both fiscal 2015 and 2014 second quarters reflect the change in classification of the Document Storage and Imaging business to discontinued operations within the Consolidated Condensed Statements of Income.

Note 2 - As a result of the Shred-it Transaction, Cintas no longer includes Document Shredding results in its reported revenue and gross margin. During fiscal 2015, Cintas will recognize its share of the Shred-it partnership income in operating income, net income from continuing operations and EPS from continuing operations. Cintas’ share of the Shred-it partnership operating income and net income were $(0.4) million and $(0.3) million, respectively. In accordance with GAAP, the fiscal 2014 second quarter Document Shredding revenue, gross margin, operating income, net income from continuing operations and EPS from continuing operations results must continue to be included in the reported fiscal 2014 results because of Cintas’ continuing ownership in the Shred-it partnership.

Fiscal 2015 second quarter gross margin, as adjusted, was $481.4 million, or 42.9% of second quarter revenue, compared to the fiscal 2014 second quarter gross margin, as adjusted, of $434.4 million, or 41.3% of last year’s second quarter revenue. Fiscal 2015 gross margin, as adjusted, increased 10.8% compared to last year’s second quarter.

Fiscal 2015 second quarter operating income, as adjusted, was $181.6 million, or 16.2% of second quarter revenue, compared to the fiscal 2014 second quarter operating income, as adjusted, of $150.5 million, or 14.3% of last year’s second quarter revenue. Fiscal 2015 operating income, as adjusted, increased 20.7% compared to last year’s second quarter. Mr. Farmer added, “In addition to the solid organic growth for the second quarter, our operating margins have continued to improve due to selling profitable business, operating very efficiently and leveraging our infrastructure.”

Fiscal 2015 second quarter net income from continuing operations and EPS from continuing operations, as adjusted, increased over the fiscal 2014 second quarter by 24.2% and 26.5%, respectively.

FISCAL YEAR 2015 GUIDANCE

Mr. Farmer concluded, “We view the state of the U.S. economy as fairly fragile given numerous factors globally and within the U.S., and are hesitant to turn too optimistic. However, we have been pleased with the recent U.S. economic performance and look forward to this current state continuing in the second half of our fiscal year. Based on this view of the U.S. economy and our second quarter results, we are updating our fiscal 2015 guidance. We now expect fiscal 2015 revenue to be in the range of $4.45 billion to $4.50 billion, and fiscal 2015 EPS to be in the range of $3.49 to $3.54. This guidance continues to assume no EPS contribution from the partnership with Shred-it International Inc. due to the expectation of first year integration and transition expenses.”

As mentioned earlier in this press release, subsequent to the closing of the Shred-it Transaction on April 30, 2014, we no longer include Document Shredding revenue in our reported revenue. The table below shows a comparison of fiscal 2014 revenue to our updated 2015 revenue guidance.

Updated Revenue Guidance (dollar amounts in millions)	Fiscal 2014	Fiscal 2015 Low End of Range	Growth vs. Fiscal 2014	Fiscal 2015 High End of Range	Growth vs. Fiscal 2014

Revenue, excluding Document Shredding	$4,193.9	$4,450.0	6.1%	$4,500.0	7.3%
Document Shredding Revenue	275.7
Total Cintas Revenue	$4,469.6

The table below shows a comparison of fiscal 2014 EPS to our updated 2015 EPS guidance.

Updated EPS Guidance	Fiscal 2014	Fiscal 2015 Low End of Range	Growth vs. Fiscal 2014	Fiscal 2015 High End of Range	Growth vs. Fiscal 2014

EPS, excluding Special Items	$2.75	$3.20	16.4%	$3.25	18.2%
Impact of Shredding business	0.04	—		—
Impact of sale of stock in equity investment	—	0.11		0.11
Impact of Shred-it Transaction	0.26	0.04		0.04
Impact of discontinued operations	—	0.14		0.14
Total Reported Cintas EPS	$3.05	$3.49	14.4%	$3.54	16.1%

The updated fiscal 2015 EPS guidance assumes no deterioration in the U.S. economy and does not assume any share buybacks for the second half of fiscal 2015.

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, first aid, safety and fire protection products and services. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor’s 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the Shred-it partnership’s ability to promptly and effectively integrate the Cintas Document Shredding business with Shred-it’s Document Shredding business; the Shred-it partnership’s ability to realize any synergies from the combination of the Cintas Document Shredding business with Shred-it’s Document Shredding business; the Shred-it partnership’s ability to provide a proper accounting of its results; the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; fluctuations in costs of materials and labor including increased medical costs; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002; disruptions caused by the inaccessibility of computer systems data; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; the reactions of competitors in terms of price and service; the ultimate impact of the Affordable Care Act; and the finalization of our financial statements for the quarter ended November 30, 2014. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2014 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
William C. Gale, Sr. Vice President-Finance and Chief Financial Officer - 513-573-4211
J. Michael Hansen, Vice President and Treasurer - 513-701-2079

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2014	November 30, 2013	% Chng.
Revenue:
Rental uniforms and ancillary products	$865,428	$804,316	7.6%
Other services	257,951	319,615	(19.3)%
Total revenue	1,123,379	1,123,931	—%

Costs and expenses:
Cost of rental uniforms and ancillary products	477,960	459,112	4.1%
Cost of other services	163,995	197,740	(17.1)%
Selling and administrative expenses	300,249	314,868	(4.6)%

Operating income	181,175	152,211	19.0%

Interest income	(19)	(84)	(77.4)%
Interest expense	15,929	16,485	(3.4)%

Income before income taxes	165,265	135,810	21.7%
Income taxes	61,819	51,354	20.4%
Income from continuing operations	103,446	84,456	22.5%
Income from discontinued operations, net of tax of $11,892 and $354, respectively	16,966	406	4,078.8%
Net income	$120,412	$84,862	41.9%

Basic earnings per share:
Continuing operations	$0.87	$0.70	24.3%
Discontinued operations	0.15	0.01	1,400.0%
Basic earnings per share	$1.02	$0.71	43.7%

Diluted earnings per share:
Continuing operations	$0.86	$0.69	24.6%
Discontinued operations	0.14	0.01	1,300.0%
Diluted earnings per share	$1.00	$0.70	42.9%

Weighted average number of shares outstanding	117,115	119,907
Diluted average number of shares outstanding	118,655	121,050

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2014	November 30, 2013	% Chng.
Revenue:
Rental uniforms and ancillary products	$1,722,300	$1,597,182	7.8%
Other services	503,156	626,995	(19.8)%
Total revenue	2,225,456	2,224,177	0.1%

Costs and expenses:
Cost of rental uniforms and ancillary products	948,569	913,843	3.8%
Cost of other services	317,517	387,160	(18.0)%
Selling and administrative expenses	614,707	631,351	(2.6)%

Operating income	344,663	291,823	18.1%

Gain on deconsolidation of Shredding business	6,619	—	100.0%

Gain on sale of stock of an equity method investment	21,739	—	100.0%

Interest income	(72)	(152)	(52.6)%
Interest expense	32,512	33,008	(1.5)%

Income before income taxes	340,581	258,967	31.5%
Income taxes	127,344	97,113	31.1%
Income from continuing operations	213,237	161,854	31.7%
Income from discontinued operations, net of tax of $12,151 and $456, respectively	17,283	762	2,168.1%
Net income	$230,520	$162,616	41.8%

Basic earnings per share:
Continuing operations	$1.81	$1.33	36.1%
Discontinued operations	0.15	0.01	1,400.0%
Basic earnings per share	$1.96	$1.34	46.3%

Diluted earnings per share:
Continuing operations	$1.79	$1.32	35.6%
Discontinued operations	0.14	0.01	1,300.0%
Diluted earnings per share	$1.93	$1.33	45.1%

Weighted average number of shares outstanding	116,887	121,025
Diluted average number of shares outstanding	118,334	122,016

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	November 30, 2014	November 30, 2013
Rental uniforms and ancillary products gross margin	44.8%	42.9%
Other services gross margin(1)	36.4%	38.1%
Total gross margin(1)	42.9%	41.6%
Net margin(1)	9.2%	7.5%

	Six Months Ended
	November 30, 2014	November 30, 2013
Rental uniforms and ancillary products gross margin	44.9%	42.8%
Other services gross margin(1)	36.9%	38.3%
Total gross margin(1)	43.1%	41.5%
Net margin(1)	9.6%	7.3%
(1) Amounts presented for the three and six months ended November 30, 2013 have been adjusted to reflect the results of continuing operations.

Computation of Diluted Earnings Per Share from Continuing Operations

	Three Months Ended
	November 30, 2014	November 30, 2013
Income from continuing operations	$103,446	$84,456
Less: income from continuing operations allocated to participating securities	880	16
Income from continuing operations available to common shareholders	$102,566	$84,440

Basic weighted average common shares outstanding	117,115	119,907
Effect of dilutive securities - employee stock options and awards	1,540	1,143
Diluted weighted average common shares outstanding	118,655	121,050

Diluted earnings per share from continuing operations	$0.86	$0.69

	Six Months Ended
	November 30, 2014	November 30, 2013
Income from continuing operations	$213,237	$161,854
Less: income from continuing operations allocated to participating securities	1,493	477
Income from continuing operations available to common shareholders	$211,744	$161,377

Basic weighted average common shares outstanding	116,887	121,025
Effect of dilutive securities - employee stock options and awards	1,447	991
Diluted weighted average common shares outstanding	118,334	122,016

Diluted earnings per share from continuing operations	$1.79	$1.32

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of revenue and related growth, gross margin, operating income, net income, earnings per diluted share, and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. Reconciliations of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables within the narrative of the press release or below.

Computation of Free Cash Flow

	Six Months Ended
	November 30, 2014	November 30, 2013
Net cash provided by operations	$292,573	$222,280
Capital expenditures	(113,205)	(76,785)
Free cash flow	$179,368	$145,495

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Results from Continuing Operations as Reported and as Adjusted

	As Reported(1)	Document Shredding Impact(2)	Document Shredding Gain(3)	Gain on Investment Sale(4)	As Adjusted	Percent of Revenue
For the six months ended November 30, 2014
Revenue	$2,225,456	$—	$—	$—	$2,225,456	100.0%
Gross margin	$959,370	$—	$—	$—	$959,370	43.1%
Operating income	$344,663	$(408)	$—	$—	$345,071	15.5%
Net income, continuing operations	$213,237	$(255)	$4,143	$13,609	$195,740	8.8%
Diluted earnings per share, continuing operations	$1.79	$—	$0.04	$0.11	$1.64

For the six months ended November 30, 2013
Revenue	$2,224,177	$147,190	$—	$—	$2,076,987	100.0%
Gross margin	$923,174	$66,035	$—	$—	$857,139	41.3%
Operating income	$291,823	$3,784	$—	$—	$288,039	13.9%
Net income, continuing operations	$161,854	$2,365	$—	$—	$159,489	7.7%
Diluted earnings per share, continuing operations	$1.32	$0.02	$—	$—	$1.30

(1) The "As reported" figures reflect the change in classification of the Document Storage and Imaging business to discontinued operations within the Consolidated Condensed Statements of Income.
(2) As a result of the Shred-it Transaction completed in fiscal 2014, Cintas no longer includes Document Shredding results in its reported revenue and gross margin. During fiscal 2015, Cintas will recognize its share of the Shred-it partnership income in operating income, net income, and earnings per share from continuing operations. In accordance with GAAP, the fiscal 2014 Document Shredding revenue, gross margin, operating income, net income and earnings per share must continue to be reported in fiscal 2014 results from continuing operations.

(3) Cintas recorded an additional gain related to the Shred-it Transaction due to receiving additional proceeds during the first quarter of fiscal 2015.
(4) During the first quarter of fiscal 2015, Cintas recognized a gain on the sale of stock in an equity method investment.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management(1)	Corporate(2)	Total
For the three months ended November 30, 2014
Revenue	$865,428	$117,521	$140,430	$—	$—	$1,123,379
Gross margin	$387,468	$32,453	$61,503	$—	$—	$481,424
Selling and administrative expenses	$230,988	$22,083	$46,770	$—	$408	$300,249
Interest income	$—	$—	$—	$—	$(19)	$(19)
Interest expense	$—	$—	$—	$—	$15,929	$15,929
Income (loss) before income taxes	$156,480	$10,370	$14,733	$—	$(16,318)	$165,265

For the three months ended November 30, 2013
Revenue	$804,316	$121,883	$124,585	$73,147	$—	$1,123,931
Gross margin	$345,204	$35,137	$54,052	$32,686	$—	$467,079
Selling and administrative expenses	$219,134	$21,273	$43,467	$30,994	$—	$314,868
Interest income	$—	$—	$—	$—	$(84)	$(84)
Interest expense	$—	$—	$—	$—	$16,485	$16,485
Income (loss) before income taxes	$126,070	$13,864	$10,585	$1,692	$(16,401)	$135,810

As of and for the six months ended November 30, 2014
Revenue	$1,722,300	$222,666	$280,490	$—	$—	$2,225,456
Gross margin	$773,731	$62,917	$122,722	$—	$—	$959,370
Selling and administrative expenses	$474,570	$43,360	$96,369	$—	$408	$614,707
Gain on deconsolidation of Shredding business	$—	$—	$—	$—	$6,619	$6,619
Gain on sale of stock of an equity method investment	$—	$—	$—	$—	$21,739	$21,739
Interest income	$—	$—	$—	$—	$(72)	$(72)
Interest expense	$—	$—	$—	$—	$32,512	$32,512
Income (loss) before income taxes	$299,161	$19,557	$26,353	$—	$(4,490)	$340,581
Assets	$2,939,994	$138,306	$429,800	$—	$1,189,471	$4,697,571

As of and for the six months ended November 30, 2013
Revenue	$1,597,182	$229,345	$250,460	$147,190	$—	$2,224,177
Gross margin	$683,339	$64,851	$108,949	$66,035	$—	$923,174
Selling and administrative expenses	$439,876	$42,306	$86,918	$62,251	$—	$631,351
Interest income	$—	$—	$—	$—	$(152)	$(152)
Interest expense	$—	$—	$—	$—	$33,008	$33,008
Income (loss) before income taxes	$243,463	$22,545	$22,031	$3,784	$(32,856)	$258,967
Assets	$2,838,831	$159,465	$418,787	$480,843	$467,472	$4,365,398

(1) As a result of the Shred-it Transaction and the Document Storage and Imaging Transactions, we no longer have a Document Management Services Operating Segment. For illustrative purposes in this press release, we have shown the results of the Document Destruction business within the Document Management Services Operating Segment for the three and six month periods ended November 30, 2013. However, this information will be combined into the Corporate Operating Segment for reporting purposes in the Form 10-Q.
(2) Corporate assets as of November 30, 2014 include the investment in the Shred-it partnership. Corporate assets also include the real estate assets of the Document Storage and Imaging business that were not included in the sale transactions. Corporate assets as of November 30, 2013 include the assets of the Document Storage and Imaging business.

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	November 30, 2014	May 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$826,724	$513,288
Accounts receivable, net	510,153	508,427
Inventories, net	235,860	251,239
Uniforms and other rental items in service	528,332	506,537
Assets held for sale	21,320	—
Prepaid expenses and other current assets	23,591	26,190
Total current assets	2,145,980	1,805,681

Property and equipment, at cost, net	845,127	855,702

Investments	456,864	458,357
Goodwill	1,189,360	1,267,411
Service contracts, net	41,590	55,675
Other assets, net	18,650	19,626
	$4,697,571	$4,462,452

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$171,629	$150,070
Accrued compensation and related liabilities	60,448	85,026
Accrued liabilities	502,861	299,727
Income taxes, current	17,459	5,960
Deferred tax liability	98,313	88,845
Liabilities held for sale	1,054	—
Long-term debt due within one year	—	503
Total current liabilities	851,764	630,131

Long-term liabilities:
Long-term debt due after one year	1,300,000	1,300,477
Deferred income taxes	233,597	246,044
Accrued liabilities	108,876	92,942
Total long-term liabilities	1,642,473	1,639,463

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY15: 177,639,653 issued and 117,283,038 outstanding FY14: 176,378,412 issued and 117,037,784 outstanding	309,915	251,753
Paid-in capital	133,173	134,939
Retained earnings	4,027,464	3,998,893
Treasury stock: FY15: 60,356,615 shares FY14: 59,340,628 shares	(2,284,728)	(2,221,155)
Accumulated other comprehensive income	17,510	28,428
Total shareholders’ equity	2,203,334	2,192,858

	$4,697,571	$4,462,452

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2014	November 30, 2013
Cash flows from operating activities:
Net income	$230,520	$162,616

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	70,451	85,180
Amortization of intangible assets	7,702	11,741
Stock-based compensation	24,785	14,624
Gain on Storage transactions	(34,137)	—
Gain on deconsolidation of Shredding business	(6,619)	—
Gain on sale of stock of an equity method investment	(21,739)	—
Deferred income taxes	10,346	9,299
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(12,747)	(23,755)
Inventories, net	14,847	(9,232)
Uniforms and other rental items in service	(23,473)	(12,694)
Prepaid expenses and other current assets	(2,622)	(1,776)
Accounts payable	27,982	(19,215)
Accrued compensation and related liabilities	(25,111)	(19,381)
Accrued liabilities	24,780	11,387
Income taxes, current	7,608	13,486
Net cash provided by operating activities	292,573	222,280

Cash flows from investing activities:
Capital expenditures	(113,025)	(76,785)
Proceeds from redemption of marketable securities	—	45,114
Purchase of marketable securities and investments	(11,978)	(55,413)
Proceeds from Storage transactions, net of cash contributed	153,996	—
Proceeds from Shredding transaction	3,344	—
Proceeds from sale of stock of an equity method investment	29,933	—
Dividends received on equity method investment	5,247	—
Acquisitions of businesses, net of cash acquired	(3,015)	(32,514)
Other, net	1,681	(929)
Net cash provided by (used in) investing activities	66,183	(120,527)

Cash flows from financing activities:
Repayment of debt	(364)	(7,837)
Proceeds from exercise of stock-based compensation awards	22,472	21,311
Repurchase of common stock	(63,573)	(164,200)
Other, net	1,758	6,323
Net cash used in financing activities	(39,707)	(144,403)

Effect of exchange rate changes on cash and cash equivalents	(5,613)	(289)

Net increase (decrease) in cash and cash equivalents	313,436	(42,939)
Cash and cash equivalents at beginning of period	513,288	352,273
Cash and cash equivalents at end of period	$826,724	$309,334